Exhibit 23(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-54064, 33-54066, 33-54096, 33-57746, 333-130167, 33-86654, 33-20801, 333-53487, 333-64714, 333-89071, 333-104412, 333-130162, 333-105930, 333-135683, 333-159908 and 333-159909 and Post-Effective Amendment No. 1 to Registration Statement No. 33-57748 and Post-Effective Amendment No. 1 to Registration Statement No. 333-53485 on Form S-8 of our reports dated April 15, 2011, relating to the financial statements and financial statement schedule of Layne Christensen Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to change in accounting principle), and the effectiveness of Layne Christensen Company and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Layne Christensen Company and subsidiaries for the year ended January 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 15, 2011